CLECO CORPORATION	EXHIBIT 23(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-109506 and 333-55656) and Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692, 333-59696, 333-124716, 333-127496) of Cleco Corporation of our report dated February 27, 2007, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A Amendment No. 3.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
August 9, 2007